UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 17, 2012

MoneyGram International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2828 N. Harwood St., 15th Floor, Dallas, Texas		75201
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(214) 999-7552

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

MoneyGram International, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders on April 17, 2012. The following matters were voted on by the Company’s stockholders and received the following votes:

Proposal 1. The Company’s stockholders elected the following individuals to serve as directors of the Company for a one-year term expiring at the Company’s 2013 annual meeting of stockholders:

Nominee	For	Against	Abstain	Broker Non-Votes
J. Coley Clark	54,074,415	404,738	15,161	1,809,080
Victor W. Dahir	54,178,488	300,342	15,484	1,809,080
Antonio O. Garza	54,173,837	301,414	19,063	1,809,080
Thomas M. Hagerty	49,536,425	4,942,399	15,490	1,809,080
Scott L. Jaeckel	49,824,970	4,650,158	19,186	1,809,080
Seth W. Lawry	49,826,331	4,648,671	19,312	1,809,080
Ann Mather	53,609,477	866,153	18,684	1,809,080
Pamela H. Patsley	50,306,438	4,170,897	16,979	1,809,080
Ganesh B. Rao	50,097,409	4,381,215	15,690	1,809,080
W. Bruce Turner	54,180,606	297,901	15,807	1,809,080

Proposal 2. The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

For	Against	Abstain
56,203,975	86,245	13,174

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MoneyGram International, Inc.

April 23, 2012	By:	Timothy C. Everett

Name: Timothy C. Everett
Title: Executive Vice President, General Counsel and Corporate Secretary